UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

ADVANTAGE ADVISERS XANTHUS FUND, L.L.C.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (04-04)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Thank you for calling the Advantage Advisers Xanthus Fund, L.L.C. proxy information line. My name is (AGENT’S FULL NAME). How can I help you? (Pause for response)

Responding to initial mailing:

The materials you received are regarding a Members meeting scheduled to take place on July 15, 2016.

Have you received the information? (Pause for response; locate and verify account.)

Responding to call:

Can I please have the telephone number we called to locate your account and better assist you?

(Locate and verify account)

The reason for the call was to confirm that you have received the proxy materials for the Members meeting scheduled to take place July, 15 2016. Have you received the information?(Pause For Response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Managers is unanimously recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Managers is unanimously recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Member If Necessary)

If we identify any additional accounts you own with Advantage Advisers Xanthus Fund, L.L.C before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

Advantage Advisers Xanthus Fund, L.L.C. Level I Machine Script

Hello.

I am calling on behalf of your investment with the Advantage Advisers Xanthus Fund, L.L.C.

The Special Meeting of Members is scheduled to take place on July 15, 2016. All Members are being asked to consider and vote on an important matter. As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-591-8269 Monday through Friday between the hours of 9:00am and 11:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME). May I please speak with (MEMBER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Advantage Advisers Xanthus Fund, L.L.C. I wanted to confirm that you have received the proxy material for the Members meeting scheduled for July 15, 2016.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Managers is unanimously recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Managers is unanimously recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Member If Necessary)

If we identify any additional accounts you own with the Advantage Advisers Xanthus Fund, L.L.C. before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)